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                                                                     EXHIBIT 1.1


                                5,750,000 Shares

                               ILEX ONCOLOGY, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                   Dated as of November 14, 2001


CIBC World Markets Corp.
UBS Warburg LLC
U.S. Bancorp Piper Jaffray Inc.
  c/o CIBC World Markets Corp.
One World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

         ILEX Oncology, Inc., a Delaware corporation (the "Company") proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 5,000,000 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 750,000 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

         1. Sale and Purchase of the Shares.

         On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                  (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of $22.56 per share (the "Initial Price"), the number of Firm Shares set forth opposite the




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         name of such Underwriter under the column "Number of Firm Shares to be
         Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof.

                  (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day immediately prior to the Firm Shares Closing Date (as defined below), and in whole or in part from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day immediately prior to the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         2. Delivery and Payment. Payment of the purchase price for, and delivery of certificate for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., One World Financial Center, New York, New York 10281, at 9:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

         In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on the date of delivery as specified in the notice from the Representatives to the Company (each such time and date of delivery and payment are being hereinafter referred to as an "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date(s) are each called, individually, a "Closing Date" and, together, the "Closing Dates."

         Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.



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         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, at least one the full business day prior to the Firm Shares Closing Date (or the Option Shares Closing Date in the case of Option Shares).

         3. Registration Statement and Prospectus; Public Offering. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-72396), including the related Preliminary Prospectus (as hereinafter defined) relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the Preliminary Prospectus have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement or filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including, without limitation, all exhibits, financial schedules and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date") including the information (if any) deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement") then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied upon, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

         The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter as follows:



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                  (a) On the Effective Date, the Registration Statement
         complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act, the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information set forth herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained under the caption "Underwriting" in the Prospectus.

                  (b) The Registration Statement has been declared effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by Rule 424(b).



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                  (c) The documents incorporated by reference in the
         Registration Statement and the Prospectus, at the time they were filed with the Commission complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together and with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed at any time prior to the completion of this offering and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Arthur Andersen LLP, which has examined the financial statements of the Company, together with the related schedules and notes thereto, as of and for each of the years ended December 31, 1996, 1997, 1998, 1999, 2000 and has performed review procedures on the financial statements of the Company, together with the related schedules and notes thereto, as of and for each of the nine month periods ended September 30, 2000 and 2001 (collectively, the "Financial Statements"), are independent accountants within the meaning of the Securities Act and the Rules; the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes thereto, and the unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as may be otherwise stated therein. Except as and to the extent (a) reflected and reserved against at September 30, 2001 in the Financial Statements, (b) incurred in the ordinary course of business after September 30, 2001 or
         (c) described in the Prospectus or in the documents incorporated by reference in the Prospectus, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the Company. The selected and summary consolidated financial and statistical data included or incorporated by reference in the Registration Statement present the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements, schedules or statistical data are required to be include in the Registration Statement or the Prospectus.

                  (e) Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and each such



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         subsidiary or other entity controlled directly or indirectly by the
         Company (each, a "Subsidiary" and, collectively, the "Subsidiaries") is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify could not have a material adverse effect on the assets, properties, business, prospects, results of operations or condition (financial or otherwise) of the Company (a "Material Adverse Effect"); and, to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, "Permits"), to own, lease and license its assets and properties and conduct its business as presently conducted, all of which are valid and in full force and effect, except for such instances where the lack of such Permits, individually or in the aggregate, could not have a Material Adverse Effect. Each of the Company and its Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof, or has resulted in any other material impairment of the rights of the Company thereunder.

                  (f) Each of the Company and its Subsidiaries owns, licenses or otherwise possesses legally enforceable rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as presently conducted. Neither the Company nor any of its Subsidiaries has received any notice of, and to the knowledge of the Company there has not occurred, any misappropriation or infringement of asserted rights of others with respect to any Intangibles.

                   (g) Each of the Company and its Subsidiaries has good and insurable title in fee simple to all real property, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and its Subsidiaries. Except as described in the Registration Statement and Prospectus, the Company and its Subsidiaries own, lease or otherwise possess all such properties as are necessary for its operations as now conducted and as proposed to



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         be conducted. The description of the Company's properties contained or incorporated by reference in the Prospectus is accurate in all material respects.

                  (h) There is no pending or, to knowledge of the Company or its Subsidiaries, threatened, action, suit, claim or proceeding against the Company or its Subsidiaries, their directors, officers or properties, assets or rights, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or over their respective directors, officers or properties, assets or rights which (i) could reasonably be expected to have a Material Adverse Effect, (ii) might prevent or delay the consummation of the transactions contemplated hereby or (iii) is required to be described in the Registration Statement or Prospectus and is not so described.

                  (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) the Company has not suffered a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any of its Subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                  (j) There is no instrument, opinion, consent, schedule, statement, contract or other agreement or document of a character required to be described in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement or incorporated by reference therein (a "Material Agreement") which is not described or filed as required by the Securities Act. Each description of a Material Agreement in the Registration Statement and the Prospectus reflects the terms of such agreement. Each Material Agreement in the Prospectus is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any applicable Subsidiary, to the Company's knowledge, any other party thereto is in default in the observance or performance of any material term or obligation to be performed by it under any Material Agreement, and no event has occurred which with notice or lapse of time, or both, would constitute such a default, in any instance where such default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant



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         or condition, by the Company or any applicable Subsidiary, of any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, any applicable Subsidiary or their properties or business may be bound or affected which default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (k) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of (i) its charter or by-laws or
         (ii) of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, except, with respect to subsection (ii), where the consequences of such violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (l) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary, or violate any provision of the charter or by-laws of the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect.

                  (m) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. Since February 20, 1997, all outstanding shares of capital stock of the Company have been issued in compliance in all material respects with all Federal and state securities laws. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or its Subsidiaries or any such rights pursuant to its charter or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as described in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto



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         contained or incorporated by reference in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by a wholly-owned Subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims.

                  (n) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement. Schedule II sets forth a full and complete list of each stockholder, director and executive officer of the Company who has delivered to the Representatives his or her legally enforceable written lock-up agreement in the form attached to this Agreement as Exhibit D (the "Lock-Up Agreement"). Furthermore, each such holder of Common Stock has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock held by such holder except in compliance with this restriction.

                  (o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except as provisions regarding indemnification to directors, officers and controlling persons of the Company for liabilities under the Securities Act may be held to be unenforceable in a final adjudication by a court of appropriate jurisdiction.

                  (p) Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. No collective bargaining agreement exists with any employees of the Company or its Subsidiaries and, to the knowledge of the Company, no such agreement is threatened or imminent. Neither the Company nor its Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which could reasonably be expected to have a Material Adverse Effect.

                  (q) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholders that is required to be described in the Registration Statement or the Prospectus which is not described.

                  (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described.



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                  (s) Each of the Company and its Subsidiaries has filed all Tax
         Returns (as defined below) required to be filed through the date hereof, all of which returns are true and correct in all material respects, or has otherwise received timely extensions thereof, and has paid all Taxes (as defined below) shown on such returns and all assessments received by it to the extent that the same have become due. There are no tax audits or investigations pending, which, if adversely determined, could have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                  (t) The Shares have been duly authorized for quotation on the Nasdaq National Market System, subject only to official notice of issuance.

                  (u) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

                  (v) The books, records and accounts of the Company and its Subsidiaries reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



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

                  (w) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary of the Company has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost not materially greater than the current cost. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

                  (x) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (y) There are no affiliations with the NASD among the Company's officers, directors or, to the knowledge of the Company, any stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing or via e-mail to the Representatives.

                  (z) (i) Each of the Company and its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws"); (ii) neither the Company nor any of its Subsidiaries has received any notice from any foreign, Federal, state or local governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make any material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CER, CLA 1980") or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the CER, CLA 1980.

                  (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

                  (bb) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "Investment Company Act") and rules and regulations pertaining thereunder, and the Company has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it is not, and will not become an "Investment Company" or a company "Controlled" by an "investment company" within meaning of the Investment Company Act.

                  (cc) The Company, each of its Subsidiaries or any other person associated with or acting on behalf of the Company or its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries has not, directly or indirectly, while acting on behalf of the Company or its Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (dd) Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (ee) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in

         ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability. The Company has not incurred and will not incur any unpaid liability (i) to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course), (ii) to any such plan under Title IV of ERISA, or
         (iii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (ff) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

                  (gg) Except as otherwise fully and accurately described in the Registration Statement or the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to the satisfaction of each of the following terms and conditions:

                  (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

                  (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective

         Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence reasonably satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

                  (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date.

                  (d) The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                     (e) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

                           (i) the representations, warranties and agreements of
                  the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date;

                           (ii) the Company has performed all covenants and
                  agreements and satisfied all conditions contained herein;

                           (iii) they have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and

                           (iv) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

                  (f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from Arthur Andersen LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants'

         "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (g) The Representatives shall have received on each Closing Date from Fulbright & Jaworski L.L.P., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit A.

                  (h) The Representatives shall have received on each Closing Date from Mr. A. Jecmirek, Esq., intellectual property counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit B.

                  (i) The Representatives shall have received on each Closing Date from Reed Smith, regulatory counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit C.

                  (j) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel, and the Underwriters shall have received from Mintz Levin a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Mintz Levin such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (k) The Representatives shall have received true and complete copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto.

                  (l) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

                  (m) Subsequent to the Effective Time there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence that has materially disrupted, or, in the opinion of the Representatives, will in the future materially disrupt, the securities markets; (ii) any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or
         (v) a declaration of a banking moratorium by any state or Federal authority.

                (n) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus: (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as fully and accurately described in the Prospectus or the Registration Statement or any documents incorporated by reference into the Prospectus or the Registration Statement, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

                (o) The Nasdaq National Market shall have approved the Shares for listing, subject only to official notice of issuance.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. Covenants of the Company.

                  (a) The Company covenants and agrees as follows:

                           (i) The Company will use its best efforts to cause
                  the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

                           (ii) The Company shall promptly advise the
                  Representatives in writing (A) when any amendment to the Registration Statement shall have become effective, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the prevention or suspension of the use of any Preliminary Prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (iii) If, at any time when a Prospectus relating to
                  the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company shall promptly prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                           (iv) The Company shall make generally available to
                  its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                           (v) The Company shall furnish to the Representatives
                  and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a Prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (vi) The Company shall cooperate with the
                  Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                           (vii) The Company, during the period when the
                  Prospectus is required to be delivered under the Securities Act, the Rules or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

                           (viii) Without the prior written consent of CIBC
                  World Markets Corp., which may be withheld in their sole discretion, for a period of 90 days after the date of this Agreement, the Company and each of its individual directors, executive officers and the entities listed on Schedule I hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plans or stock purchase plan as described in the Registration Statement and the Prospectus.

                           (ix) On or before completion of this offering, the
                  Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                           (x) Prior to the completion of the distribution of
                  the Shares by the Underwriters, the Company will issue no press release or other communications, directly or indirectly, and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares, without prior notice to the Representatives.

                           (xi) The Company will apply the net proceeds from the
                  offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including, without limitation, those relating to:
         (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

         7. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof; or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of any claim or the commencement of any action, suit or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of such action, suit or proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within 21 days after receipt of notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

         8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in
Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, bear to
(y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Master Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

         9. Termination. This obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of the Firm Shares if, prior to that time, any of the conditions specified in Section 5 shall not have been fulfilled or if the Underwriters shall decline to purchase the Shares for any reason permitted by this Agreement.

         If this Agreement is terminated pursuant to any of its provisions, the Company shall be under no liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

         10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                  (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                  (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

         In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(b), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(b), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered or by telephone if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10017 Attention: Jane Brennan Pitchett, with a copy to Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 Attention: Joseph E. Mullaney III, Esq. and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Fulbright & Jaworski L.L.P., 300 Convent Street, Suite 2200, San Antonio, Texas 78205 Attention: Phillip M. Renfro, Esq.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be fully performed therein.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.


                                       Very truly yours,

                                       ILEX ONCOLOGY, INC.

                                       By: /s/ JEFFREY H. BUCHALTER
                                          --------------------------------------
                                       Title:  President
                                             -----------------------------------

Confirmed:

CIBC WORLD MARKETS CORP.
UBS WARBURG LLC
U.S. BANCORP PIPER JAFFRAY INC.

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS CORP.

   By: /s/ JANE PRITCHETT
      ---------------------------------
   Title:  Managing Director
         ------------------------------

                                   SCHEDULE I



                                                                                 Number of  Firm Shares to
Name                                                                         Be Purchased from the Company
----                                                                         -----------------------------
CIBC World Markets Corp.                                                                         2,182,700
UBS Warburg LLC                                                                                  1,731,925
U.S. Bancorp Piper Jaffray Inc.                                                                    830,375
Arneson, Kercheville, Ehrenberg & Associates, Inc.                                                  85,000
Raymond James & Associates, Inc.                                                                    85,000
Stephens Inc.                                                                                       85,000
                                                                             -----------------------------
         Total                                                                                   5,000,000

                                   SCHEDULE II


Richard L. Love
Jeffrey H. Buchalter
Michael T. Dwyer
Ze'ev Shaked, Ph.D.
Gregory L. Weaver
Ronald G. Tefteller
Gary V. Woods
Joseph S. Bailes, M.D.
Jason S. Fisherman, M.D.
Ruskin C. Norman, M.D.
Daniel D. Von Hoff, M.D.
CTRC Research Foundation

                                   EXHIBIT A

Ladies and Gentlemen:

         We refer to the Underwriting Agreement, dated as of November 14, 2001 (the "Agreement"), among you, as representatives of the several Underwriters (the "Underwriters"), and ILEX Oncology, Inc., a Delaware corporation (the "Company"), which provides for the purchase by the Underwriters of an aggregate of up to 5,750,000 shares (including the over-allotment option) (the "Shares") of common stock, $.01 par value, of the Company (the "Common Stock") from the Company. This opinion is rendered by us, as special counsel to the Company, pursuant to Section 5(g) of the Agreement. Capitalized terms used in this opinion that are not otherwise defined have the respective meanings given them in the Agreement.

         In connection with this opinion, we have examined the Registration Statement on Form S-3 (No. 333-72396) covering the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission"), including Amendment No. 1 thereto, when it became effective on November 14, 2001, the preliminary prospectus dated November 2, 2001, included within Amendment No. 1 (the "Preliminary Prospectus"), the prospectus dated November 15, 2001 filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the "Prospectus"), the Agreement, the Restated Certificate of Incorporation and bylaws of the Company and such other documents, corporate records and questions of law as we deem necessary for the purpose of rendering these

November 20, 2001
Page 2


opinions. We have also examined such certificates of public officials, corporate officers of the Company and other persons as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth in such certificates.

         In making the foregoing examinations and rendering the following opinions, we have, with your approval, assumed the genuineness of all signatures, the legal capacity of each person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as certified, photostatic, facsimile or conformed copies, and the authenticity of the originals of all such latter documents. In making the foregoing examinations, we have assumed that all representations and warranties made in the aforesaid documents were and are true, correct and complete as of the date thereof and hereof.

         In rendering the opinions expressed herein, we have assumed that each of the documents examined by us (other than the Agreement) has been duly authorized, executed and delivered by each of the parties thereto, that the Agreement has been duly authorized, executed and delivered by or on behalf of the parties thereto other than the Company, that each such party (other than the Company with respect to the Agreement) has the requisite power and authority to execute, deliver and perform such documents to which it is a party and that such documents constitute the legal, valid and binding obligations of each party thereto.

         In rendering this opinion, we have made no independent investigation of the facts referred to herein and have relied, for the purpose of rendering this opinion, exclusively on the facts set forth in the Registration Statement (including the Preliminary Prospectus and the Prospectus) and the Agreement, which facts, we assume, have been and will continue to be true, accurate and correct in all respects as of the date thereof and hereof.

         Based upon the foregoing and upon examination of such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in the State of Texas.

November 20, 2001
Page 3

2. Each of ILEX Products, Inc., ILEX Oncology Services, Inc., Convergence Pharmaceuticals, Inc. and ILEX Acquisitions, Inc. (the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus, and each of ILEX Oncology Services, Inc., ILEX Products, Inc. and ILEX Acquisitions, Inc. is duly qualified to do business as a foreign corporation in the State of Texas, ILEX Oncology Services, Inc. is duly qualified to do business as a foreign corporation in the State of Maryland and Convergence Pharmaceuticals, Inc. is duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.

3. The Company has authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus under the heading "Capitalization" as of the date set forth therein. The capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The outstanding shares of Common Stock (other than the Shares) have been duly authorized and issued and are fully paid and nonassessable and, to our knowledge, none of such securities were issued in violation of any preemptive or other similar rights. The Shares, when issued and delivered to and paid for by the Underwriters pursuant to the Agreement, will be validly issued, outstanding, fully paid and nonassessable and, to our knowledge, none of such securities will have been issued in violation of any preemptive or other similar rights. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. Except as described or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, to our knowledge, there are no preemptive or other similar rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Certificate of Incorporation, bylaws or other governing documents or any other agreements or other instruments to which the Company is a party or by which its properties or assets are bound and which is filed as an exhibit to the documents incorporated by reference into the Registration Statement. Except as described or incorporated by reference in the Prospectus, to our knowledge, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for capital stock of the Company as of September 30, 2001. The issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of any perfected security interest or, to our knowledge, any other security interests, liens, encumbrances,

November 20, 2001
Page 4

         equities or claims, other than those described or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.

4. To our knowledge, there is no litigation or governmental proceeding or investigation before any court or before or by any public body or board, pending or threatened against, or involving the Company, which is required to be disclosed in the Registration Statement and the Prospectus or which, if determined adversely to the Company, could be considered reasonably likely to result in a Material Adverse Effect.

5. The Registration Statement has become effective under the Securities Act. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) promulgated under the Securities Act has been made in the manner and within the time period required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened. The Registration Statement, the Preliminary Prospectus, the Prospectus and each amendment or supplement thereto (other than the financial statements and schedules and other financial and statistical information contained therein, as to which we need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules promulgated thereunder.

6. The Company has the requisite corporate power and authority to enter into, deliver and to perform its obligations under the Agreement, including, without limitation, the issuance and sale by the Company of the Shares. The execution, delivery and performance of the Agreement by the Company has been duly authorized by all necessary corporate action by the Company.

7. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

8. Other than as described in the Preliminary Prospectus, the Prospectus and Registration Statement, neither the execution and delivery of the Agreement by the Company nor the consummation by the Company of the transactions contemplated by the Agreement, including, without limitation, the issuance and sale by the Company of the Shares, will give rise to a right to terminate or accelerate the due date of any payment, or conflict with or result in the breach of any term or provision of, or constitute a default under (or any event which with notice or lapse of time, or both, would constitute a default under), or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security

November 20, 2001
Page 5

         interest or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to the terms of (a) any indenture, mortgage, deed of trust, note, franchise, license or permit to which the Company is a party or by which the Company or its properties or assets are bound and in each case which is filed as an exhibit to the documents incorporated by reference into the Registration Statement, or, to our knowledge, any indenture, mortgage, deed of trust, note, franchise, license or permit material to the Company; (b) any decree, order, statute, rule or regulation known to us; or (c) any provision of the charter or bylaws or other governing documents of the Company or any of the Subsidiaries.

9. No consent, approval, authorization or order of any court or governmental agency or regulatory body is required for the execution and delivery of the Agreement by the Company or the consummation or the transactions contemplated by the Agreement, except (a) such as have been obtained under the Securities Act, (b) such as may be required under the "Blue Sky" and state securities laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Agreement and in the Prospectus (as to which we express no opinion), (c) such as may be required for the clearance of the underwriting arrangements relating to such offering with the NASD (as to which we express no opinion), and
         (d) such other approvals as have been obtained.

10. To our knowledge, neither the Company or any Subsidiary is in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or a Subsidiary is a party or by which the Company, the Subsidiaries or any of their respective properties may be bound or affected, in each case filed as an exhibit to the documents incorporated by reference into the Prospectus; and neither the Company or any Subsidiary is in violation of any term or provision of its certificate of incorporation or bylaws.

11. The statements contained in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by us and, to our knowledge, fairly present and summarize, in all material respects, the matters referred to therein.

12. To our knowledge, the Company is eligible to use a registration statement on Form S-3 to register the Shares.

November 20, 2001
Page 6

         In addition to the legal opinions set forth above, we have been asked to make certain other observations. In the course of the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed and at which we inquired of the representatives of the Company as to the materiality of the facts disclosed to us, and, although we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent required in paragraphs 3, 4, 8 and 11 above), and we have made no independent check or verification thereof, and our judgment as to materiality is, to the extent we deem proper, based in part upon the views of appropriate officers and other representatives of the Company, no facts have come to our attention that have led us to believe that the Registration Statement, as of the date it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading or that the Preliminary Prospectus or the Prospectus, as amended or supplemented as of their respective dates, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (in each case, it being understood that we express no opinion with respect to the financial statements and related notes and schedules thereto and the other financial, statistical and accounting data included therein).

         The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. No opinion is herein expressed except as to the applicable Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law. With respect to laws, regulations and the like referred to herein, in addition to all other limitations set forth herein, such references are limited to laws, regulations and the like of the State of New York (exclusive of conflict of law principles), the Delaware General Corporation Law and such applicable Federal laws of the United States as each is in effect and force as of the date of this opinion.

B. In rendering the opinions expressed in paragraphs 1 and 2 above regarding existence, good standing and qualification to do business as a foreign corporation, we have relied solely on certificates of, and oral confirmation from, public officials and have conducted no further investigation.

November 20, 2001
Page 7

C. In rendering the opinion expressed in paragraph 3 above regarding the fully paid status of the Common Stock outstanding prior to the date hereof, we have relied solely on the certificate of certain officers of the Company that the Company has received payment in full of the purchase price or other consideration specified by the Board of Directors of the Company for all shares of capital stock of the Company outstanding on or prior to the date hereof and have conducted no further investigation.

D. In rendering the opinion expressed in paragraph 4 above, no opinion is therein expressed or intended to be expressed regarding the outcome or possible outcome of any litigation, governmental proceeding or investigation referred to in paragraph 4, and no such opinion shall or should be inferred therefrom.

E. In rendering the opinion expressed in paragraph 5 above regarding the effectiveness of the Registration Statement and the absence of any stop order suspending such effectiveness or any proceeding for that purpose, we have relied solely upon a telephone call with the Commission on the date hereof.

F. Our opinion expressed in paragraph 9 above is based upon a review of those laws, statutes, rules and regulations that, in our experience, are applicable to the transactions contemplated by the Agreement.

G. With respect to references herein to "known to us," "to our knowledge" or words or phrases of similar import (whether or not modified by any additional phrases), such references mean the actual, current knowledge that those attorneys of this Firm who have participated in the review of the Registration Statement (including the exhibits thereto), the Preliminary Prospectus and the Prospectus have obtained from: (a) their review of documents in connection with rendering these opinions, and the due diligence performed in connection therewith, which review and due diligence were limited to reviewing the Agreement, the Preliminary Prospectus, the Prospectus, the exhibits to the Registration Statement or the documents incorporated by reference into the Registration Statement, and other documents provided to us by the Company in connection with our due diligence investigation, the minute books of the Company, and a certificate of Jeffrey H. Buchalter, Richard L. Love, Gregory L. Weaver, Ronald G. Tefteller, President, Chief Executive Officer, Chief Financial Officer and Secretary, respectively, of the Company, and which due diligence did not include any examination of courts, boards, other tribunals or public records with respect to any litigation, investigation or proceedings, or judgments, orders or decrees, in any event applicable to the Company, the Subsidiaries or any of their respective properties; (b) participation in the review of the Registration Statement, the Preliminary Prospectus and the Prospectus, including discussions with representatives of the Company concerning the

November 20, 2001
Page 8

         contents thereof; and (c) with respect to factual matters, representations and warranties of the Company set forth in the Agreement or otherwise made to us.

         This opinion letter is provided to you at the request of the Company and solely to you as the Underwriters in connection with the Agreement. This opinion letter may not be relied upon by anyone else or for any other purpose, nor may it be quoted from or referred to or copies delivered to any person other than the Underwriters, without our prior written consent.

                                                 Very truly yours,

                                    EXHIBIT B

Ladies and Gentlemen:

I act as in-house Intellectual Property Counsel for Ilex Oncology Inc., a Delaware corporation (referred to below as the "Company") in connection with the issuance and sale by the Company of up to 5,000,000 shares of company common stock, par value $0.01 per share ("Common Stock") in the planned secondary offering.

In connection with this Opinion, I have been asked to review the statements relating to Intellectual Property in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on (the "Registration Statement") on November 2, 2001. I have made this review and provide my opinion with respect to the above-identified sections of the Registration Statement. I have not been asked to review or comment on any other sections of the Registration Statement and my opinion is limited to Intellectual Property matters, as noted above.

The opinions and beliefs expressed in this letter represent my considered judgment and are based upon compilations of applicable laws generally available to the public and effective as of the date hereof. I am qualified to practice law only in the State of Texas and before the United States Patent and Trademark Office, and I do not purport to be an expert on any law other than the laws of such jurisdiction and the Federal laws of the United States.

As used in this letter, the phrase "to my knowledge" when used as a qualification with respect to the existence or absence of any matter, means that, during my representation of the Company and having no independent investigation with respect thereto, no information has come to my attention which has given me actual knowledge of the existence of facts contrary to the stated existence or absence of the matter.

Based on my review of the above-identified sections of the Registration Statement and subject to and limited by the foregoing and the exceptions and limitations set forth below, I offer the following opinions and conclusions:

         (i) I have conducted searches or am otherwise familiar with a) the Company's and its subsidiaries' licensed and optioned proposed products as described in the Registration Statement (the "Licensed Properties") and b) all patents and pending patents applications, trademarks, and copyrights owned or co-owned by the Company and/or its subsidiaries (the "Owned Properties") and to my knowledge: (1) all Owned Properties have been validly assigned in the United States Patent and Trademark Office (the "PTO") to the owner of such Owned Properties and the Company or its Subsidiaries, as the case may be, has complied with the PTO's duty of Candor and disclosure for each of the Owned Properties; (2) all patents and patent applications within Licensed Properties disclose patentable subject matter and have been filed in a timely manner, and there is no prior art under Section 35 U.S.C. 102 that anticipates the claims to Licensed Properties and (3) with respect to both Owned Properties and Licensed Properties, no patent application has been finally abandoned and all patents have been lawfully issued.

         (ii) To my knowledge, except as disclosed in the: (a) there are no third parties who have patent rights that would prevent the Company or its Subsidiaries from using or selling the Licensed Properties as described in the: (b) there are currently no sales of any products that would constitute an infringement by third parties of the Owned Properties or the patents and patent applications licensed or optioned by the Company or its Subsidiaries as they pertain to the Licensed Properties; (c) the Company has received no notice nor is there any pending or threatened action, suit or proceeding in which it is claimed that the current or planned activities of the Company or its Subsidiaries as described in the Registration Statement infringe or otherwise violate any patent, trademark or copyright of another or otherwise involve the misappropriation of another's trade secrets; (d) there is no pending or threatened action, suit, proceeding or claim by another challenging the Company's or its Subsidiaries' rights in or to any of the Owned Properties or the Licensed Properties; (e) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity of the Owned Properties or patents or patent applications as they cover the Licensed Properties or the scope of any such Owned Properties or patents or patent applications as they cover the Licensed Properties, or, except as indicated in the License Agreements between the Company and its Licensors, asserting any ownership interest or lien with respect to such Owned Properties or the patents or patent applications as they cover the Licensed Properties.

         (iii) The statements in the Registration Statement in so far as they constitute summaries of intellectual property rights associated with Owned Properties or Licensed Properties as well as the impact of other third party held patents on the business of the Company or its Subsidiaries are accurate in all material respects.

         (iv) There are no agreements with third parties relating to the acquisition, licensing and/or transfer of intellectual property rights within Owned Properties or Licensed Properties, which have or are anticipated to have a material impact on the Company's existing or future business, including license agreements, joint venture agreements, marketing and/or distribution agreements or other collaboration agreements that are not currently in effect or that will be expiring soon, nor further, has there been any notice of termination or other act indicating a desire to terminate any of the aforesaid agreements.

This letter is limited to the matters set forth herein, and no matter may be inferred or implied beyond the matters expressly stated in this letter. No inference as to my independent review of any information set forth in the Registration Statement should be drawn form the fact of my representation of the Company. I assume no obligation to advise you, subsequent to the delivery of this letter, of any matters that could result in a change in the opinions or beliefs set forth herein. This letter has been prepared solely for your use in connection with the Purchase of the Shares under the Registration Statement, and may not be used for any other purpose, or be relied upon by any other person or entity. It should not be quoted in whole or in part or otherwise be referred to, nor be files with nor furnished to any governmental agency or other person or entity, without the prior written consent of the undersigned.

Very truly yours,



Al A. Jecminek
Vice President, Licensing and Intellectual Property Counsel

                                    EXHIBIT C

Ladies and Gentlemen:

         This letter is furnished to you pursuant to Section 5(i) of the Underwriting Agreement dated November 20, 2001 (the "Underwriting Agreement") between you and ILEX Oncology, Inc. (the "Company") relating to a public offering and sale of 5,000,000 shares (which amount does not include 750,000 shares being offered and sold upon the over-allotment option) of the Company's common stock, par value $0.01 per share (the "Common Stock"). As used herein, the terms "Registration Statement" and "Prospectus" have the meanings assigned to them in the Underwriting Agreement.

         Reed Smith LLP (the "Firm") has acted as special health care regulatory counsel to the Company in connection with certain regulatory matters related to the United States Food and Drug Administration ("FDA"). In connection with this letter and in our capacity as special FDA regulatory counsel to the Company, we have reviewed the Risk Factors sections of the Registration Statement and Prospectus entitled: (1) Risks Related to Operations -- "Because we have limited manufacturing capabilities, we are dependent on third-party manufacturers to manufacture products for us. We may be required to incur significant costs and devote significant efforts to establish our own manufacturing facilities and capabilities;" (2) Risks Related to Drug Development -- "We may be unsuccessful in our efforts to expand the number and scope of authorized uses of Campath, which would hamper sales growth and make it more difficult for us to attain profitability;" (3) Risks Related to Drug Development -- "If we are not able to demonstrate the safety and efficacy of our product candidates in clinical trials or if our clinical trials are delayed, we will not be able to obtain regulatory approval, or regulatory approval will be delayed, to market these drugs;" (4) Risks Related to Drug Development -- "All of our product candidates are subject to the risks of failure inherent in drug development;" (5) Risks Related to Drug Development -- "Delays in patient enrollment for clinical trials could increase costs and delay regulatory approvals;" (6) Risks Related to Drug Development -- "If we fail to comply with extensive regulations enforced by the FDA and its foreign counterparts, the commercialization of our product candidates will be prevented or delayed" (the "Referenced Sections"). As used herein, the term "Approval" shall mean a health care license, permit, approval, consent, notice, certification, authorization and related matters contained in the Referenced Sections. We have not considered, and this opinion does not address, any Approval other than those discussed in the Referenced Sections.

         The opinions and beliefs expressed in this letter represent our considered judgment and are based upon compilations of applicable laws generally available to the public and effective as of the date hereof. The attorneys in this Firm who prepared this opinion are qualified to practice law only in the District of Columbia, and do not purport to be experts on any law other than the laws of such jurisdiction and the Federal laws of the United States.

         Based upon, subject to, and limited by the foregoing and the exceptions and limitations set forth below, we are of the opinion that:

         (i) the issuance, sale and delivery of the Common Stock pursuant to the Underwriting Agreement do not require any Approval of any health care agency or body of any state in which the Company, or any of its subsidiaries, operate or under any Federal food and drug, Medicare or state Medicaid laws and regulations; and

         (ii) the statements in the Referenced Sections insofar as they purport to constitute summaries of health care laws, regulations, guidance, policies and interpretations accurately in all material respects present the matters purported to be described therein.

         In addition, we are not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the FDA, or related federal authorities, in which the Company or any of its subsidiaries is or would be the defendant or respondent, except as described in the Prospectus.

         In addition, without taking any action to verify independently the accuracy, completeness or fairness of any statements contained in the Referenced Sections, and without assuming responsibility for the accuracy, completeness or fairness of any such statements, based on the description of the business of the Company and its subsidiaries contained in the Registration Statement, we do not believe that the Referenced Sections contained in the Registration Statement, at the time the Registration Statement became effective, or at the Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         This letter is limited to the matters set forth herein, and no matter may be inferred or is implied beyond the matters expressly stated in this letter. Except as otherwise set forth herein, no inference as to our independent review of any information set forth in the Registration Statement should be drawn from the fact of our representation of the Company. We assume no obligation to advise you, subsequent to the delivery of this letter, of any matters that could result in a change in the opinions or beliefs set forth herein. This letter has been prepared solely for your use in connection with the offer and sale by the Company of the Common Shares to the Underwriters pursuant to the Underwriting Agreement on the date hereof, and may not be used for any other purpose, or be relied upon by any other person or entity without our prior written consent.

                                       Very truly yours,


                                       Reed Smith LLP

                                    EXHIBIT D

                            FORM OF LOCKUP AGREEMENT

                                LOCKUP AGREEMENT



                                                                October 29, 2001


CIBC World Markets Corp.
UBS Warburg LLC
U.S. Bancorp Piper Jaffray
As Representative of the Several Underwriters
c/o CIBC World Markets Corp.
CIBC World Markets Tower
World Financial Center
200 Liberty Street
New York, New York 10281

Re: Public Offering of Common Stock of ILEX Oncology, Inc.

Gentlemen:

         The undersigned, a holder of common stock ("Common Stock") or rights to acquire Common Stock, of ILEX Oncology, Inc. (the "Company") understands that the Company intends to file a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on or about October 29, 2001 for the registration of approximately 5,750,000 shares of Common Stock (including 750,000 shares subject to an over-allotment option on the part of the Underwriters) (the "Offering"). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering.

         In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected the undersigned will not, without your prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired for a period of ninety
(90) days subsequent to the date of the Underwriting Agreement, other than Common Stock transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof).

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.


                                       Very truly yours,


Dated:                  , 2001
      ------------------               -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Printed Name and Title (if applicable)



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